Exhibit 99.1

Actelis Networks Showcases New Hybrid Fiber-Copper Solutions Extending Gigabit Speed Connectivity For IoT Applications and 18 Million Multiple Dwelling Units

GL800 and GL900 Product Families To Be Presented At Broadband Communities Summit

FREMONT, Calif., May 1, 2023 — Actelis Networks, Inc. (NASDAQ:ASNS) (“Actelis” or the “Company”) a market leader in cyber-hardened, rapid deployment networking solutions for wide area IoT applications, today announced the introduction of next generation hybrid fiber-copper solutions designed to enable rapid deployment of cyber-safe, gigabit connectivity to locations where fiber installation is difficult and costly. The newly introduced solutions support a variety of IoT applications for rail, military and campus networks, 5G/mobile base stations as well as residential and commercial broadband, including Multiple Dwelling Units (MDUs) such as apartments and condos. The introduction follows successful tests with rail and military customers that exceeded expectations.

With the launch of the GigaLine 800 (GL800) and GigaLine 900 (GL900) product families, Actelis solves two of the biggest connectivity issues involving services to locations that are hard to reach with fiber. The first challenge is getting gigabit connectivity to buildings in a timely and cost-effective manner. The second challenge is distributing gigabit services throughout buildings without disturbing tenants with unnecessary rewiring.

Actelis’ GL800 and GL900 combined solution boosts the performance of existing wiring to solve both challenges in a matter of hours. The GL800 product family bridges the gap between the farthest fiber point and the out of fiber reach buildings, instantly extending gigabit speeds over miles with cyber-safe encrypted, fiber-grade transmission, solving the first main challenge.

The GL900 product family then delivers instant gigabit speeds throughout industrial facilities, military barracks, apartments, offices, hotels, and hospitals, over wiring of copper or coax that already exist. A seamless extension of PON optical connection arriving at the building, GL900 is a cost effective, green solution, consuming very little power, with hassle-free installation.

“Our new line of gigabit hybrid fiber-copper products is very unique in that it utilizes existing wiring but is able to transmit multi-gig, fiber-grade connectivity over long distances, which provides tremendous cost and time savings for network operators,” said Tuvia Barlev, Chairman and CEO of Actelis. “The flexibility of the solution allows for an almost unlimited number of applications, from rail networks to enabling high-speed internet for unserved and underserved communities.”

Actelis will be presenting these new solutions at the upcoming Broadband Communities Summit, May 1-4 at The Woodlands, TX. Attendees are encouraged to meet with Actelis representatives at booth #603 to learn more.

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About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in cyber-hardened, rapid-deployment networking solutions for wide-area IoT applications including federal, state and local government, ITS, military, utility, rail, telecom and campus applications. Actelis’ unique portfolio of hybrid fiber-copper, environmentally hardened aggregation switches, high density Ethernet devices, advanced management software and cyber-protection capabilities, unlocks the hidden value of essential networks, delivering safer connectivity for rapid, cost-effective deployment. For more information, please visit www.actelis.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company's filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

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Media Contact:

Sean Renn

Global VP Marketing & Communications

srenn@actelis.com

Investor Relations Contact:

Matt Glover and Ralf Esper

Gateway Investor Relations

+1 949-574-3860

ASNS@gatewayir.com